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EXHIBIT 10.11

Office Lease Between Robert Sarno, Trustee and Frances
Sarno, Trustee and Pacific Crest Bank, dated December 31,
1997 (Encino Branch)

Pacific Crest Lease	Lessor	RS	Lessee	[ILLEGIBLE]

LEASE AGREEMENT

1.  PARTIES  This Lease Agreement is made and entered into this 31 day of December, 1997 by and between ROBERT SARNO, TRUSTEE and FRANCES SARNO, TRUSTEE (hereinafter collectively referred to as "Lessor"), and PACIFIC CREST BANK (hereinafter referred to as "Lessee").

2.  PREMISES  Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, on the terms and conditions hereinafter set forth, the premises located at 17656 Ventura Blvd, Encino, California (hereinafter collectively referred to as the "Premises").

3.  TERM  The term of this Lease shall be for a period of one hundred and twenty (120) months, commencing on January 1, 1998 and terminating on December 31, 2007.

4.  RENT  Lessee agrees to pay to Lessor the following minimum monthly rent during the term of the Lease:

      4.1    Commencing on January 1, 1998 through December 31, 2007, the sum of Six Thousand Three Hundred Dollars ($6,300.00) per month, payable on the first day of each month without notice or demand;

      4.2    For the period commencing January 1, 1998 and continuing through December 31, 2007, Lessee agrees that the minimum monthly rental of $6300.00 shall be adjusted upwards annually by the same percentage that the Consumer Price Index increases from January of the preceding year to January of the year in which the annual adjustment is to be made, however said adjustment shall not exceed four percent (4%) per annum. Said monthly rent shall be payable on the first day of each month without notice or demand. In no event, however, shall the minimum monthly rental after an annual adjustment ever be less than the minimum monthly rental that was due and payable in the month immediately before the adjustment.

      4.3    For the purposes of calculating rental adjustment, the Consumer Price Index which shall be used is the Consumer Price Index for Urban Wage Earner's and Clerical Workers (CPI-W) as promulgated by the Bureau of Labor Statistics of the United States Department of Labor, using the year 1967 as a base of 100.

      4.4    During the one hundred and twenty (120) month term of this lease, Lessee shall be entitled to a rent abatement of One Thousand Dollars ($1,000) per month which shalt be deducted from the then applicable monthly rent which is due under this lease. This rent abatement constitutes a total tenant improvement rent discount of $120,000.00 which has been pro rated over the one hundred and twenty month term of the lease. Notwithstanding the other provisions of this subparagraph 4.4, Lessee's continuing entitlement to the full rental abatement during the term of this lease as set forth in this subparagraph 4.4 shall be strictly contingent upon Lessee investing a minimum of $81,225,00 on the refurbishing or remodeling of the premises (such investment shall include the costs of planning/design, etc.) by no later than January 1, 1999. In the event that Lessee has not invested the full $81,225.00 on refurbishing or remodeling of the premises, then the scheduled monthly abatement of $1,000 per month shall be decreased in the same ratio as the actual amount which Lessee has invested bears to the sum of $81,225.00. By way of illustration, if Lessee invests a total of $40,612.50 (i.e. 1/2of $81,225.00) then Lessee's monthly abatement shall be decreased to $500.00 per month throughout the lease term, effective January 1, 1999. Lessee shall provide Lessor with proof of the sums which Lessee claims to have invested in the refurbishing or remodeling of the premises. In the event that Lessee has not made said investment in refurbishing or remodeling by January 1, 1999, or has not provided Lessor with proof of said investment, then

  Lessee's right to the monthly rental abatement called for in subparagraph 4.4 shall immediately extinguish, and Lessee shall pay the full scheduled monthly rent without any abatement.

      4.5    For the month commencing January 1, 1998, tenant shall also be given a one time deduction from rent in the sum of $292.20. This payment shall constitute the remaining balance of the rental abatement for the four months from January 1998 through and including April 1998 at $73.55 per month, which is referred to in paragraph 4.5 of the lease dated March 24, 1995.

5.  USE  Lessee may use the Premises for any legal purpose during the term of the Lease.

      5.1    Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the premium of fire and other insurance policies existing as of the date of the execution of this Lease, or affect any fire or other insurance upon the Premises or any of its contents (unless Lessee shall pay any increased premium as a result of such use or acts), or cause a cancellation of any insurance policy covering the Premises, or the building in which the Premises is located, or any of the contents of the Premises.

      5.2    Lessee shall not do or permit anything to be done in or about the Premises which will in any way materially obstruct or interfere with the rights of other Lessees at occupants of the property on which the Premises is located, or use or allow the Premises to be used for any unlawful purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not commit or allow to be committed any waste in or upon the Premises. Lessee shall keep the Premises in a clean and wholesome condition, free of any odors or nuisances.

6.  BUSINESS LICENSES AND PERMITS  Lessee hereby specifically agrees to comply with all licensing requirements of all governmental authorities and to obtain all necessary licenses and permits, and to do all such acts required of Lessee in order to lawfully maintain Lessee's use within Lessor's Premises. Lessee hereby agrees to indemnify Lessor for any failure to perform any acts required under this paragraph Six.

7.  UTILITIES  Lessee shall pay for all water, gas, heat, power, telephone and other utility services supplied to the Premises together with any taxes thereon.

8.  ALTERATIONS AND ADDITIONS  Lessee shall make no material alterations to the interior of Premises without first notifying Lessor as to the exact alterations by furnishing Lessor with plans and specifications or other detailed information covering such work and securing Lessor's approval and authorization in writing prior to the commencement of any work, which approval shall not be unreasonably withheld. All costs of any improvements shall be exclusively borne by the Lessee. All such alterations or additions which became permanently affixed to the Premises shall be and remain the property of Lessor.

9.  INDEMNITY  Lessee shall indemnify and hold Lessor harmless from and against any and all claims arising from Lessee's use or occupancy of the Premises or from the conduct of its business or from any activity, work, or things which may be permitted or suffered by Lessee in the Premises including all damages, costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or action or proceeding arising therefrom except for any claims arising out of Lessor's negligence or intentional acts. Lessee hereby assumes all risk of damage to property or injury to person in or about the Premises from any cause, and Lessee hereby waives all claims in respect thereof against Lessor except for any claims arising out of Lessor's negligence or intentional acts.

    Lessor shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Lessee, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the damage or injury results from conditions arising upon the Premises or from any other source, except for damages or injuries arising out of Lessor's failure to perform his obligations to maintain the Premises as provided under this Lease.

10.  INSURANCE

  (A)  LIABILITY INSURANCE

      10.1    Lessee shall, at Lessee's sole expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto in a combined single limit of not less that $100,000-$300,000-$25,000 for bodily injury and/or property damage. The limits of such insurance shall not limit the liability of the Lessee hereunder. Lessee may provide this insurance under a blanket policy, provided that said insurance shall have a Lessor's liability endorsement attached thereto. If Lessee shall fall to produce and maintain said liability insurance, Lessor may, but shall not be required to, procure and maintain same, but at the expense of Lessee, and the cost thereof shall become due and payable as additional rental to Lessor together with Lessee's next rental installment. Insurance required hereunder shall be in companies qualified by the State of California. No policy required under this paragraph shall be cancellable or subject to reduction of coverage. All such policies shall be written as primary policies not contributing with, and not in excess of coverage which Lessor may carry.

  (B)  FIRE INSURANCE

      10.2    During the term of this Lease, Lessor at its cost shall maintain a policy or policies of standard fire and extended coverage insurance on the Premises to the extent of at least ninety (90%) or full replacement value thereof. Said insurance policies shall be issued in the names of Lessor. If Lessor shall fail to produce and maintain said standard fire and extended coverage insurance, Lessee may, but shall not be required to, procure and maintain same, but at the expense of Lessor, and the cost thereof shall be deducted from Lessee's next rental installment.

      10.3    The liability insurance policy secured and maintained by Lessee shall identify the Lessor as ROBERT SARNO, TRUSTEE and FRANCES SARNO.

      10.4    Upon written demand by Lessor, Lessee shall be required within ten (10) days to provide Lessor with a copy of all insurance policies required under section 10.1 of this Lease.

      10.5    Upon written demand by Lessee, Lessor shall be required within ten (10) days to provide Lessee with a copy of all insurance policies required under section 10.2 of this Lease.

11.  ASSIGNMENT AND SUBLETTING  Lessee shall not voluntarily or by operation of law, assign, transfer, sublet, mortgage, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, lessee shall have the right, after notice to Lessor, to assign or sublease all of a portion the premises, or the leasehold, to an affiliate or successor of Lessee. For the purposes hereof, an "affiliate" or "successor" of Lessee is an entity under common control with or controlled by Lessee or Lessee's parent company, including an entity resulting from a merger, acquisition or consolidation by Lessee. Lessor's consent shall also not be required for a change in Lessee's name.

12.  SIGNS  Lessor grants Lessee the exclusive right to place signage for its business on the East and North sides of the building and on the shopping center's main pole sign with a two space minimum provided such signs are first approved by Lessor, which approval shall not be unreasonably withheld, and comply in all respects with all applicable legal requirements. Under no circumstances is Lessee permitted to install or maintain any signs on the roof of the building unless such roof sign is first expressly approved by the Lessor in writing, which approval shall not be unreasonably withheld. Lessor further grants Lessee exclusive signage rights on the side of the building immediately behind Lessee's premises co-extensive with the wall enclosing Lessee's premises on that side of the building, however, this grant of right shall not prevent other tenants of the center from placing signs on the back wall of their premises, nor shall this grant of right require any tenant from removing any signs which are currently on the building.

13.  OCCUPATIONAL SAFETY AND HEALTH ACT  Lessee covenants at all times during the term of the Lease to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq and any analogous legislation in California (collectively, the "Act"), to the extent that the Act applies to the Premises and any activities thereon. Without limiting the generality of the foregoing, Lessee covenants to maintain all working areas, all machinery, structures, electrical facilities and the like upon the Premises in a condition that fully complies with the requirements of the Act including such requirements as would be applicable with respect to agents, employees or contractors of Lessor who may from time to time be present on the Premises. Lessee agrees to indemnify and hold harmless Lessor from any liability, claims or damages arising as a result of a breach of the foregoing covenant and from all costs, expenses and charges arising therefrom including, without limitation, attorneys' fees and court costs incurred by Lessor in connection therewith, except for any claim arising from the negligence or intentional acts of Lessor. Said indemnity shall survive the expiration or the termination of this Lease.

14.  DEFAULT  The occurrence of any of the following shall constitute a default and breach of this Lease by Lessee:

      14.1    Any failure by Lessee to pay the rent or any other monetary sums required to be paid hereunder, where such failure continues for five (5) days after written notice by Lessor to Lessee;

      14.2    The making of any general assignment or arrangement for the benefit of creditors, or if Lessee shall take any action under any insolvency or Bankruptcy act unless the same is dismissed within sixty (60) days;

      14.3    The failure of Lessee to observe or perform any other provision of this Lease to be observed or performed by Lessee where such failure continues for thirty (30) days after written notice thereof to Lessee provided however that if the nature of Lessee's default is such that more than thirty (30) days are reasonably necessary for its cure, then it shall not be deemed a default and breach of this Lease if Lessee commences such cure within said thirty (30) day period.

15.  LESSOR'S REMEDIES  In the event of any default or breach by Lessee, Lessor shall have the following remedies which are set forth in paragraphs 15.1 and 15.2 of this Lease. These remedies are not exclusive but are cumulative and in addition to any remedies now or hereafter allowed by law.

      15.1    Maintain the Lease in full force and effect and recover the rent and other charges as they become due without terminating Lessee's right to possession, irrespective of whether Lessee shall have abandoned the Premises.

      15.2    Terminate Lessee's right to possession by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee's default.

16.  MAINTENANCE AND REPAIRS

      16.1    Lessor shall repair and maintain the structural portion of the Premises, including foundations, exterior walls and roof, existing fire sprinklers (if any), smoke detection system, plumbing, air conditioning units, parking lot, landscaping and storage utility areas, windows, plate glass and doors, unless such maintenance or repair is caused in whole or in part by the gross negligence of the Lessee, its agents, employees or invitees. Unless otherwise specified in this Lease, there shall be no abatement of rent and no liability of Lessor by reason of any injury to or interference with Lessee's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or the building provided however that in the event such interference shall continue for seventy-two (72) hours or more; Lessee shall be entitled to an abatement of rent until such interference has ceased. Lessor shall take reasonable efforts not to disturb Lessee during the course of any such repairs, alterations or improvements. Lessee waives the provisions of any law permitting Lessee to make repairs at Lessors expense.

      16.2    Lessee shall maintain in good order, condition and repair the interior of the Premises, including all electrical equipment and plumbing installed therein, and all improvements and fixtures and equipment installed by the Lessee in the Premises. In addition, it shall be Lessee's sole obligation to repair all broken doors and looks.

      16.3    In the event that Lessee fails to maintain the Premises in good order, condition and repair, Lessor shall give Lessee notice to do such acts as are reasonably required so to maintain the Premises. In the event Lessee fails promptly to commence such work or diligently prosecute the same to completion, Lessor may, but is not obligated to do such acts and expend such funds at the expense of Lessee as are reasonably required to perform such work and the cost thereof shall become due and payable as additional rental to Lessor together with Lessee's next rental installment.

      16.4    In the event that Lessor fails to maintain the Premises in good order, condition and repair, Lessee shall give Lessee notice to do such acts as are reasonably required so to maintain the Premises. In the event Lessor fails promptly to commence such work or diligently prosecute the same to completion, Lessee may, but is not obligated to do such acts and expend such funds at the expense of Lessor as are reasonably required to perform such work and the reasonable cost thereof shall be deducted from Lessee's next rental installment.

      16.5    Upon reasonable notice to Lessee, Lessor, or its officers or agents, shall have the right to enter the Premises to examine them, or to make such repairs, alterations, and additions as Lessor deems necessary for the safety, preservation and improvement of the Premises or the building as long as such repairs, alterations or additions do not interfere with Lessee's business. In addition, Lessor or its officers or agents may place on the exterior walls of the Premises, excluding however the windows or doors of the premises, a notice "to Rent" or "to Lease," for one month prior to the expiration of this Lease.

17.  ADDITIONAL RULES  Lessor reserves the right to make such other and further reasonable rules and regulations as in Lessor's reasonable discretion and judgment may from time to time be necessary for the safety, care and cleanliness of the building and for the preservation of good order in it.

      17.1    Parking — Lessor agrees that Lessee's employees shall have the right to park six (6) cars on the parking lot of the Premises during working hours, however, Lessor in his discretion may designate which parking spaces are to be used by Lessee's employees and may, from time to time, change the location of those parking spaces or promulgate reasonable rules regarding the use of the parking lot for the safety and convenience of customers or other tenants. Except for the three (3) parking spaces currently reserved and marked for the use of the medical patients of the medical tenant occupying the premises at 17648 Ventura Blvd, no other parking spaces will be reserved or marked for the exclusive use of any of the present or future tenants of the shopping center, unless marked or reserved spaces are provided to each tenant of the center on a pro rata basis based on the proportion that the square footage of that tenant's premises bears to the total amount of the square footage of the center which, for this calculation is 12,000 square feet,

      17.2    Valet Parking — If, from time to time, valet parking is provided in the center's parking lot, the valet service parking sign shall include language indicating that the valet service includes all tenants of the shopping center. To the extent that any tenant pays a co-operative share of the expense of a valet parking service for the center, that tenant shall also be entitled to have its name specifically included on any valet service parking sign. Nothing herein shall constitute an obligation or duty on the part of Lessor to provide or maintain valet parking for the center.

18.  LIENS  Lessee shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Lessee.

19.  SURRENDER  On the last day of the term of this Lease, Lessee shall surrender the Premises to Lessor in good condition, broom clean, ordinary wear and tear and damage by fire and elements excepted. Lessee shall remove his properly on or before the expiration date, or the termination date, whichever is applicable, and shall repair all material damage to the Premises or building caused by such removal.

    If Lessee shall fail to remove all his property by the expiration date, or the termination date, whichever is applicable, or if Lessee abandons or surrenders the Premises, or is dispossessed by process of law, or otherwise, any of Lessee's property left on the Premises shall be deemed to be abandoned, and, at Lessor's option, title shall pass to Lessor under this Lease as by a bill of sale. If Lessor elects to remove all or any part of Lessee's property, then cost of removal, including repairing any material damage to the Premises caused by such removal shall be paid by Lessee. On the expiration date, or the termination day, whichever is applicable, Lessee shall surrender to Lessor all keys to the Premises.

20.  HOLDING OVER  This Lease shall terminate and become null and void without further notice upon the expiration of the term herein specified, and any holding over by Lessee after such expiration shall not constitute a renewal thereof or give Lessee any rights hereunder or in or to the Premises except as otherwise herein provided, it being understood and agreed that this Lease cannot be renewed, extended or in any manner modified except in writing signed by both parties hereto. If Lessee shall hold over for any period after the expiration of said term, Lessor may, at its option exercised by written notice to Lessee, treat Tenant as a Lessee from month to month commencing on the first day following the expiration of this Lease and subject to the terms and conditions herein contained except that the net guaranteed minimum monthly rental, which shall be payable in advance, shall be the minimum basic rent which was payable by Lessee in the month prior to expiration of the Lease. During any month-to-month possession of the Premises by the Lessee, the Lessee agrees that Lessee shall be subject to all the other covenants, conditions, obligations, and duties imposed under the provisions of this Lease. Futhermore, if Lessee fails to surrender the Premises upon expiration of this lease despite demand to do so by Lessor, Lessee shall indemnify and hold Lessor harmless from all loss or liability, including without limitation any claims made by any succeeding lessee founded on or resulting from such failure to surrender.

21.  BINDING ON SUCCESSORS AND ASSIGNS  Each provision of this Lease to be performed by Lessee shall be deemed both a covenant and condition. The terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors and assigns.

22.  NOTICE  Whenever under this Lease a provision is made for any demand, notice or declaration of any kind, it shall be in writing and sent by registered or certified United States mail, postage prepaid, return receipt requested, addressed as follows:

TO LESSOR:	ROBERT SARNO, TRUSTEE 2064 N. New Hampshire Ave Los Angeles, CA 90027
TO LESSEE:	PACIFIC CREST BANK 30343 Canwood Street, Suite 100 Agoura Hills, CA 21301 Attention: LYLE C. LODWICK

    Such notice shall be deemed to be received within forty-eight (48) hours from the time of mailing, if mailed as provided for in this paragraph.

23.  WAIVERS  Except to the extent that the Lessor may have otherwise agreed in writing, no waiver by Lessor of any breach by Lessee of any of Lessee's obligations, agreements or covenants hereunder shall be deemed to be a waiver of any subsequent or continuing breach of the same or any other covenant, agreement or obligation. Nor shall any forbearance by Lessor to seek a remedy for any breach by Lessor be deemed a waiver by Lessor of Lessor's rights or remedies with respect to such breach.

24.  TIME  Time is of the essence of this Lease.

25.  SEVERABILITY  The unenforceability, invalidity or illegality of any provision of this Lease shall not render any other provision hereof unenforceable, invalid or illegal.

26.  ESTOPPEL CERTIFICATES  Each party, within then (10) days after notice on the other party, shall execute and deliver to the other party a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate shall also state the amount of minimum monthly rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent, if any, as well as acknowledging that there are not, to that party's knowledge, any uncured defaults on the part of the other party, or specifying such defaults, if any, which are claimed. Failure to deliver such a certificate within the ten (10) day period shall be conclusive upon the party failing to deliver the certificate to the benefit of the party requesting the certificate that this Lease is in full force and effect, that there are no uncured defaults hereunder, and that the Lease has not been modified.

27.  COVENANTS AND CONDITIONS  Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

28.  SINGULAR AND PLURAL  When required by the context of this Lease, the singular shall include the plural.

29.  ATTORNEY'S FEES  Reasonable attorney's fees and other expenses incurred by either party hereto in enforcing any provision of this Lease or in any action or proceeding in which either party hereto is successful by reason of a default by the other party, in complying with any requirement of this Lease shall be paid to the prevailing party.

30.  LATE CHARGES.  Lessor and Lessee agree that the fixing of actual damages for Lessee's breach of any of the provisions of this Lease including the late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease the exact amount of which will be extremely difficult or impracticable to ascertain. Accordingly, in the event any installment of rent or any other sum due from Lessee hereunder shall not be received by Lessor within ten (10) days after such amount may be due, Lessee shall pay to Lessor as liquidated damages, a late charge equal to One Hundred and Fifty Dollars ($150.00) per month, for as long as such installment of rent of any other sum due from Lessee remains unpaid. The parties hereby agree that said late charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall not constitute a waiver of Lessee's default with respect to such overdue amount nor prevent Lessor from exercising any other rights and remedies provided for in the Lease or by application of law.

31.  LESSOR'S ACCESS TO PREMISES.  So long as Lessor does not unreasonably interfere with Lessee's business, Lessor shall at all reasonable times during Lessee's business hours have access to the Premises for the purpose of inspection or repair.

32.  TERMINATION OF PRIOR LEASE  Upon execution of this Lease, the prior Lease between the parties relating to the premises, dated March 26, 1995, which created a lease term commencing May 1, 1995 and terminating April 31, 1998, shall be immediately terminated and all rights and duties under that Lease shall be extinguished and thereafter all the rights and duties of the parties relating to the premises shall be superceded by the rights and duties as set forth in this Lease Agreement.

33.  ENTIRE AGREEMENT  This Lease constitutes the entire agreement between the parties and no portion of it may be modified except in writing, signed and dated by each of the parties to this agreement. Attached to this Lease is a six (6) page ADDENDUM initialed on each page by Lessor and Lessee which is hereby incorporated and made part of this Lease.

    IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Agreement in Los Angeles, California on the date set forth below.

DATED:	Dec. 31	, 1997		/s/ ROBERT SARNO ROBERT SARNO, TRUSTEE (Lessor)
DATED:	Dec. 31	, 1997		/s/ FRANCES SARNO FRANCES SARNO (Lessor)
DATED:	Dec. 31	, 1997	BY	/s/ LYLE C. LODWICK EVP PACIFIC CREST BANK (Lessee) Lyle C. Lodwick Executive Vice President

ADDENDUM TO LEASE AGREEMENT DATED DECEMBER 31, 1997, BY AND BETWEEN ROBERT SARNO, TRUSTEE AND FRANCES SARNO, TRUSTEE, ("LESSOR") AND PACIFIC CREST INVESTMENT AND LOAN ("LESSEE")

34.  Compliance of Premises.

34.1
Lessor represents, warrants, and COVENANTS that the Premises, and all improvements thereto, complies with any and all laws, ordinances, codes, rules, regulations, or order applicable in the municipality in which the Premises is located, or any other governmental or quasi-governmental authority by reason of Lessee's use of the Premises. Lessor shall be responsible for the compliance of the Premises and the means of access thereto from a public way with the requirements of the Americans with Disabilities Act (42 U.S.C. Section 12101 et.seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto.

34.2
Lessor represents, warrants, and covenants that the existing plumbing, electrical, and HVAC system, if any, for the Premises is in good working order as of the date of this Lease. Notwithstanding anything to the contrary set forth in this Lease, in the event it is necessary to repair or replace any of the lighting, plumbing, air conditioning and/or heating systems or units servicing the Premises, Lessor shall pay for such costs.

35.  Without Utilities.

    Notwithstanding anything to the contrary contained in the Lease or in the event Lessee is without utilities, including air conditioning and lighting, such that Lessee is unable to conduct business in the Premises for a period of forty-eight (48) hours or more, Lessee shall be entitled to an abatement of rent until such time as the utility services have been restored.

36.  Lessor Indemnity.

    Lessor shall indemnify and hold harmless Lessee from and against any and all claims arising from Lessor's negligence or willful acts.

37.  Non-Disturbance.

    As a condition precedent to entering into this Lease, Lessor shall obtain from Beneficiary a non-disturbance agreement in a form acceptable by Lessee which provides that if Lessor's interest in the Premises is sold or conveyed upon the exercise of any remedy provided in the mortgage, deed of trust, leasehold interest, or other encumbrance or lien ("Underlying Mortgage") or by deed in lieu thereof, or if the holder of the Underlying Mortgage takes possession of the Premises thereto, this Lease shall not be terminated, nor shall Lessee's possession of the Premises be disturbed, and Lessee shall be entitled the rights of quiet enjoyment. Lessor and Lessee acknowledge that the Premises are encumbered by a Deed of Trust in favor of RANCHO BANK ("Beneficiary') hereunder.

38.  Environmental.

    Neither Lessor nor any previous owner, lessee, occupant, or user of the Premises, or the property it is located within ("Shopping Center") has used, generated, released, discharged, stored or disposed of any hazardous materials, on, under, in, or about the Premises, the Shopping Center, or transported any hazardous materials to or from the Premises, the Shopping Center. Lessor shall not cause or knowingly permit the presence, use, generation, release, discharge, storage or disposal of any hazardous materials on, under, in, or about, or in the transportation of any hazardous materials to or from the Premises, or the Shopping Center. The Premises and the Shopping Center, is not in violation of any hazardous materials laws. Lessee shall not be liable for the disposal of any materials used in the construction of the Premises or the Shopping Center which, in the future, may violate any hazardous materials laws.

39.  Competition.

    Lessor shall not permit any other lessee in the Shopping Center to conduct any business which in any manner whatsoever engages in any activity as a bank, savings and loan, thrift, mortgage company, or any other financial institution.

40.  Additional Rights of Abatement of Rent and Termination of Lease.

    If, during the term of the Lease, any event or circumstance of any nature whatsoever shall occur or arise rendering it impossible or impractical for Lessee to use the Premises, or any part thereof, for any purpose or purposes which Lessee may now, then, or at any other time during the term of this Lease contemplate or intend, whether such event or circumstance consists of the prohibition by law, ordinance, or other governmental act or authority of any use the Premises, or any part thereof, or consists of any injunction, or other local interference, by any private person, firm, or corporation, or consists of any other act or occurrence whatsoever, the occurring or arising of such event or circumstance shall allow the abatement of rent during such occurrence and in the event this occurrence shall occur for thirty (30) days, Lessee shall have the option to terminate this Lease.

41.  Damage and Destruction.

41.1.  Definitions.

    "Premises Partial Damage" shall mean damage or destruction to the Premises, the repair costs of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined herein) of the Premises.

    "Premises Total Destruction" shall mean damage or destruction to the Premises, the repair cost of which damage or destruction is fifty percent (50%) or more of the Replacement Cost of the Premises prior to such damage or destruction.

    "Insured Loss" shall mean damage or destruction to the Premises which was caused by an event required to be covered by the insurance described hereunder irrespective of any deductible amounts or coverage limits involved.

    "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws and without deduction for depreciation.

41.2.  Premises Partial Damage—Insured Loss.

    If Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have the obligation to pay for the shortage in insurance proceeds to fully restore the unique aspects of the Premises. If Lessor cannot repair the damage within ninety (90) days from the date of such occurrence, then Lessee shall have the option to cancel and terminate this Lease; provided, however, that in the event Lessor fails to repair the damage to the Premises in a timely manner, Lessee shall have the option to use the proceeds of such insurance obtained by Lessor to perform the repairs of the Premises.

41.3.  Premises Partial Damage—Uninsured Loss.

    If Premises Partial Damage that is not Insured Loss occurs, unless caused by a negligent or willful act of Lessor (in which event Lessor shall make the repairs at Lessor's expense and this Lease shall continue in full force and effect), either party may, at their respective option either (i) repair such damage as soon as reasonably possible at its expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to the other party within thirty (30) days after the occurrence of such damage of the party's desire to terminate this Lease effective as of the date of occurrence of such damage.

41.4.  Damage Near End of Term.

    If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one month's Rent, whether or not an Insured Loss, Lessor or Lessee may at their respective options terminate this Lease effective the date of occurrence of such damage by giving written notice to the other party of the party's election to do so within thirty (30) days after the date of occurrence of such damage; provided, however, that if Lessee at the time has an exercisable option to extend this Lease, then Lessee may preserve this Lease by exercising such option before the earlier of (i) within ten (10) days of Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such an option during such period, Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph; provided, however, that in the event Lessor fails to repair the damage to the Premises in a timely manner, Lessee shall have the option to use the proceeds of such insurance obtained by Lessor to perform the repairs of the Premises.

41.5.  Premises Total Destruction.

    Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate effective the date of the occurrence of destruction of the Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee or Lessor.

41.6.  Abatement of Rent; Lessee's Remedies.

    In the event of Premises Partial Damage or Premises Total Destruction, the Rent provided hereunder and any other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation, or restoration continues, shall be abated.

42.  Breach by Lessor.

    Lessor shall not be deemed in breach of this Lease unless Lessor fails within ten (10) days after written notice to perform an obligation required to be performed by Lessor; provided, however, that if the nature of Lessor's obligation is such that more than ten (10) days after such notice is reasonably required for its performance, then Lessor shall not be in breach of this lease if performance is commenced within such ten (10) day period and thereafter diligently, pursued to completion.

43.  Condemnation.

    If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor areas of the Premises, or more than twenty-five percent (25%) of the portion of the common areas designated for Lessee's parking is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, except for compensation for diminution of value of the leasehold; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's trade fixtures.

44.  Representations and Warranties.

    Lessee and Lessor reach represent and warrant to the other that it has had no dealings with any person, firm, broker, or finder in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm, or entity is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend, and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder, or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

45.  Waiver of Subrogation.

    Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 10. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

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EXHIBIT 10.11
Office Lease Between Robert Sarno, Trustee and Frances Sarno, Trustee and Pacific Crest Bank, dated December 31, 1997 (Encino Branch)
LEASE AGREEMENT